Exhibit 99.1

FOR IMMEDIATE RELEASE                                                            Contact:

Mike Van Handel
+1.414.906.6305
michael.vanhandel@manpowergroup.com

ManpowerGroup Reports 3rd Quarter 2012 Results

    MILWAUKEE, October 19, 2012 -- ManpowerGroup (NYSE: MAN) today reported that earnings per diluted share for the three months ended September 30, 2012 were 79 cents compared to 97 cents in the prior year period. Net earnings in the quarter were $63.1 million compared to $79.6 million a year earlier. Revenues for the third quarter were $5.2 billion, a decrease of 11 percent from the prior year period, or a decrease of 4 percent in constant currency.

Third quarter results were unfavorably impacted by 6 cents per diluted share, as foreign currencies were relatively weaker compared to the third quarter of 2011.

Jeffrey A. Joerres, ManpowerGroup Chairman and CEO, said, “Clearly, the economic environment continues to be challenging as we experienced a revenue decline of 4 percent in constant currency. However, the ManpowerGroup team did an extraordinary job of aggressively selling our value to our clients which resulted in stabilizing our gross margin. Additionally, we were extremely vigilant regarding cost and efficiency. Both contributed nicely to the third quarter performance. We will continue to pursue efficient models to deliver our service while creating more agility throughout the entire organization.

“We are anticipating the fourth quarter of 2012 diluted earnings per share to be in the range of 72 cents to 80 cents, which includes an estimated unfavorable currency impact of 1 cent. This is before considering anticipated reorganization charges,” Joerres stated.

Earnings per diluted share for the nine months ended September 30, 2012 were $1.79 compared to $2.26 per diluted share in 2011. Net earnings were $144.3 million compared to $188.0 million in the prior year. Revenues for the nine-month period were $15.5 billion, a decrease of 6 percent from the prior year, or a decrease of 1 percent in constant currency. Foreign currency exchange rates had an unfavorable impact of 14 cents for the nine-month period.

In conjunction with its third quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on October 19, 2012 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://www.manpowergroup.com/investors.

Supplemental financial information referenced in the conference call can be found at http://www.manpowergroup.com/investors.

About ManpowerGroup™
ManpowerGroup™ (NYSE: MAN), the world leader in innovative workforce solutions, creates and delivers high-impact solutions that enable our clients to achieve their business goals and enhance their competitiveness. With over 60 years of experience, our $22 billion company creates unique time to value through a comprehensive suite of innovative solutions that help clients win in the Human Age. These solutions cover an entire range of talent-driven needs from recruitment and assessment, training and development, and career management, to outsourcing and workforce consulting. ManpowerGroup maintains the world's largest and industry-leading network of nearly 3,900 offices in 80 countries and territories, generating a dynamic mix of an unmatched global footprint with valuable insight and local expertise to meet the needs of its 400,000 clients per year, across all industry sectors, small and medium-sized enterprises, local, multinational and global companies. By connecting our deep understanding of human potential to the ambitions of clients, ManpowerGroup helps the organizations and individuals we serve achieve more than they imagined — because their success leads to our success. And by creating these powerful connections, we create power that drives organizations forward, accelerates personal success and builds more sustainable communities. We help power the world of work. The ManpowerGroup suite of solutions is offered through ManpowerGroup™ Solutions, Manpower®, Experis™ and Right Management®. Learn more about how the ManpowerGroup can help you win in the Human Age at www.manpowergroup.com.

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2011, which information is incorporated herein by reference.

###

ManpowerGroup
Results of Operations
(In millions, except per share data)

	Three Months Ended September 30
			% Variance
			Amount	Constant
	2012	2011	Reported	Currency
	(Unaudited)
Revenues from services (a)	$5,172.3	$5,782.3	-10.5%	-3.8%
Cost of services	4,316.1	4,831.0	-10.7%	-3.7%
Gross profit	856.2	951.3	-10.0%	-3.9%
Selling and administrative expenses	737.6	793.3	-7.0%	-0.9%
Operating profit	118.6	158.0	-25.0%	-18.7%
Interest and other expenses	10.1	11.0	-8.7%
Earnings before income taxes	108.5	147.0	-26.2%	-20.1%
Provision for income taxes	45.4	67.4	-32.6%
Net earnings	$63.1	$79.6	-20.8%	-14.2%
Net earnings per share - basic	$0.79	$0.97	-18.6%
Net earnings per share - diluted	$0.79	$0.97	-18.6%	-12.4%
Weighted average shares - basic	79.5	81.7	-2.7%
Weighted average shares - diluted	80.0	82.4	-2.9%

(a) Revenues from services include fees received from our franchise offices of $6.4 million and $7.2 million for the three months ended September 30, 2012 and 2011, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $270.5 million and $293.9 million for the three months ended September 30, 2012 and 2011, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Three Months Ended September 30
			% Variance
			Amount	Constant
	2012	2011	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$760.8	$828.9	-8.2%	-8.2%
Other Americas	388.3	381.1	1.9%	8.1%
	1,149.1	1,210.0	-5.0%	-3.1%
Southern Europe:
France	1,392.0	1,670.3	-16.7%	-5.7%
Italy	246.8	321.0	-23.1%	-13.3%
Other Southern Europe	189.2	206.9	-8.5%	2.8%
	1,828.0	2,198.2	-16.8%	-6.0%
Northern Europe	1,426.9	1,595.6	-10.6%	-3.5%
APME	688.2	701.0	-1.8%	0.2%
Right Management	80.1	77.5	3.4%	6.4%
	$5,172.3	$5,782.3	-10.5%	-3.8%

Operating Unit Profit:
Americas:
United States	$24.5	$32.1	-23.7%	-23.7%
Other Americas	10.9	10.6	3.3%	6.1%
	35.4	42.7	-17.1%	-16.4%
Southern Europe:
France	17.7	27.9	-36.7%	-27.6%
Italy	9.4	19.1	-51.0%	-45.0%
Other Southern Europe	2.2	3.0	-28.5%	-20.0%
	29.3	50.0	-41.6%	-33.7%
Northern Europe	42.5	62.8	-32.3%	-27.6%
APME	20.8	21.7	-4.0%	-1.6%
Right Management	5.6	(1.9)	N/A	N/A
	133.6	175.3
Corporate expenses	(24.5)	(29.9)
Intangible asset amortization expense	(9.2)	(9.9)
Reclassification of French business tax	18.7	22.5
Operating profit	118.6	158.0	-25.0%	-18.7%
Interest and other expenses (b)	(10.1)	(11.0)
Earnings before income taxes	$108.5	$147.0

(a) In the United States, revenues from services include fees received from our franchise offices of $3.9 million for the three months ended September 30, 2012 and 2011. These fees are primarily based on revenues generated by the franchise offices, which were $175.8 million and $166.9 million for the three months ended September 30, 2012 and 2011, respectively.

(b) The components of interest and other expenses were:
	2012	2011
Interest expense	$10.3	$11.2
Interest income	(1.5)	(2.0)
Foreign exchange losses	0.3	1.7
Miscellaneous expense, net	1.0	0.1
	$10.1	$11.0

ManpowerGroup
Results of Operations
(In millions, except per share data)

	Nine Months Ended September 30
			% Variance
			Amount	Constant
	2012	2011	Reported	Currency
	(Unaudited)
Revenues from services (a)	$15,475.4	$16,522.0	-6.3%	-0.7%
Cost of services	12,910.1	13,750.9	-6.1%	-0.3%
Gross profit	2,565.3	2,771.1	-7.4%	-2.4%
Selling and administrative expenses	2,258.5	2,376.7	-5.0%	-0.1%
Operating profit	306.8	394.4	-22.2%	-16.1%
Interest and other expenses	33.2	33.9	-2.2%
Earnings before income taxes	273.6	360.5	-24.1%	-18.0%
Provision for income taxes	129.3	172.5	-25.1%
Net earnings	$144.3	$188.0	-23.2%	-17.0%
Net earnings per share - basic	$1.81	$2.30	-21.3%
Net earnings per share - diluted	$1.79	$2.26	-20.8%	-14.6%
Weighted average shares - basic	79.9	81.9	-2.4%
Weighted average shares - diluted	80.6	83.3	-3.2%

(a) Revenues from services include fees received from our franchise offices of $17.9 million and $18.8 million for the nine months ended September 30, 2012 and 2011, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $794.4 million and $818.0 million for the nine months ended September 30, 2012 and 2011, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Nine Months Ended September 30
			% Variance
			Amount	Constant
	2012	2011	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$2,259.8	$2,371.4	-4.7%	-4.7%
Other Americas	1,180.0	1,122.3	5.1%	12.0%
	3,439.8	3,493.7	-1.5%	0.7%
Southern Europe:
France	4,111.4	4,668.1	-11.9%	-3.0%
Italy	788.3	950.5	-17.1%	-9.0%
Other Southern Europe	574.5	580.6	-1.0%	8.5%
	5,474.2	6,199.2	-11.7%	-2.9%
Northern Europe	4,286.7	4,618.5	-7.2%	-0.8%
APME	2,031.1	1,966.7	3.3%	3.7%
Right Management	243.6	243.9	-0.1%	2.4%
	$15,475.4	$16,522.0	-6.3%	-0.7%

Operating Unit Profit:
Americas:
United States	$39.1	$68.0	-42.5%	-42.5%
Other Americas	36.7	35.7	2.9%	8.4%
	75.8	103.7	-26.9%	-25.0%
Southern Europe:
France	38.7	64.7	-40.2%	-32.7%
Italy	36.5	54.4	-32.9%	-26.6%
Other Southern Europe	8.7	7.9	8.7%	19.0%
	83.9	127.0	-34.0%	-26.8%
Northern Europe	125.6	160.8	-21.9%	-16.9%
APME	62.2	57.1	9.1%	9.9%
Right Management	5.2	4.2	23.2%	9.6%
	352.7	452.8
Corporate expenses	(73.7)	(92.4)
Intangible asset amortization expense	(27.4)	(28.9)
Reclassification of French business tax	55.2	62.9
Operating profit	306.8	394.4	-22.2%	-16.1%
Interest and other expenses (b)	(33.2)	(33.9)
Earnings before income taxes	$273.6	$360.5

(a) In the United States, revenues from services include fees received from our franchise offices of $10.9 million and $9.8 million for the nine months ended September 30, 2012 and 2011. These fees are primarily based on revenues generated by the franchise offices, which were $520.8 million and $478.6 million for the nine months ended September 30, 2012 and 2011, respectively.

(b) The components of interest and other expenses were:
	2012	2011
Interest expense	$31.1	$32.5
Interest income	(4.7)	(5.0)
Foreign exchange losses	0.6	2.0
Miscellaneous expenses, net	6.2	4.4
	$33.2	$33.9

ManpowerGroup
Consolidated Balance Sheets
(In millions)

	Sep. 30	Dec. 31
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$444.6	$580.5
Accounts receivable, net	4,395.0	4,181.3
Prepaid expenses and other assets	173.2	176.3
Future income tax benefits	69.5	52.4
Total current assets	5,082.3	4,990.5
Other assets:
Goodwill and other intangible assets, net	1,366.3	1,339.6
Other assets	379.6	395.1
Total other assets	1,745.9	1,734.7
Property and equipment:
Land, buildings, leasehold improvements and equipment	702.7	685.6
Less: accumulated depreciation and amortization	525.8	511.1
Net property and equipment	176.9	174.5
Total assets	$7,005.1	$6,899.7
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,467.2	$1,370.6
Employee compensation payable	215.9	221.9
Accrued liabilities	474.9	520.8
Accrued payroll taxes and insurance	653.9	712.4
Value added taxes payable	502.4	502.3
Short-term borrowings and current maturities of long-term debt	299.6	434.2
Total current liabilities	3,613.9	3,762.2
Other liabilities:
Long-term debt	451.4	266.0
Other long-term liabilities	371.4	388.1
Total other liabilities	822.8	654.1
Shareholders' equity:
Common stock	1.1	1.1
Capital in excess of par value	2,865.5	2,839.9
Retained earnings	1,081.7	971.7
Accumulated other comprehensive income	33.7	35.3
Treasury stock, at cost	(1,413.6)	(1,364.6)
Total shareholders' equity	2,568.4	2,483.4
Total liabilities and shareholders' equity	$7,005.1	$6,899.7

ManpowerGroup
Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended
	September 30
	2012	2011
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$144.3	$188.0
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	75.0	78.3
Deferred income taxes	(10.9)	(2.6)
Provision for doubtful accounts	18.0	19.5
Share-based compensation	22.8	24.7
Excess tax benefit on exercise of stock options	-	(1.2)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(197.7)	(521.7)
Other assets	(8.9)	(31.5)
Other liabilities	(57.2)	173.1
Cash used in operating activities	(14.6)	(73.4)
Cash Flows from Investing Activities:
Capital expenditures	(48.6)	(45.9)
Acquisitions of businesses, net of cash acquired	(46.0)	(32.1)
Proceeds from sales of property and equipment	2.4	4.3
Cash used in investing activities	(92.2)	(73.7)
Cash Flows from Financing Activities:
Net change in short-term borrowings	(8.4)	6.3
Proceeds from long-term debt	751.6	0.1
Repayments of long-term debt	(702.2)	(0.4)
Proceeds from share-based awards	4.8	18.8
Other share-based award transactions, net	(4.8)	1.2
Repurchases of common stock	(44.2)	(42.7)
Dividends paid	(34.3)	(32.8)
Cash used in financing activities	(37.5)	(49.5)
Effect of exchange rate changes on cash	8.4	(12.5)
Change in cash and cash equivalents	(135.9)	(209.1)
Cash and cash equivalents, beginning of period	580.5	772.6
Cash and cash equivalents, end of period	$444.6	$563.5